EXHIBIT 10.1 (a)

                      EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement) executed as of July 7, 1998 (the "Execution Date") shall be effective as of July 8, 1998 (the "Effective Date") between ENERDYNE TECHNOLOGIES, INC., a California corporation (the "Company"), having an address for notices at 8402 Magnolia Avenue, Suite C, Santee, California 92071 and SCOTT T. BODEN ("Employee"), having an address for notices at 1964 El Camino del Teatro, La Jolla, California 93027, who agree in connection with the acquisition of Enerdyne by Boatracs, Inc. ("Boatracs") as follows:

     1.      Hiring.  The Company hereby hires Employee  as,  and
Employee hereby agrees to act as Chief Technology Officer on and after the Effective Date.

      2. Duties. Employee shall faithfully and diligently perform the following duties on a full-time basis: (a) devoting Employee's entire productive time, ability and attention to the business of the Company; and (b) performing such other duties as the board of directors of the Company (the "Board"), shall from time to time specify that are consistent with the duties normally performed by an employee in Employee's position. If Employee agrees, Employee may travel outside of San Diego County, California, but such travel shall not be a condition to continued employment hereunder.

     3.  Base Compensation.

          3.1. Employee's base compensation ("Base Compensation") under this Agreement shall be $120,000 per year. The Base Compensation shall be payable bi-weekly, in accordance with and at the same times as the Company's ordinary payroll procedures.

          3.2.      Employee shall receive an option to purchase
500,000 shares of the common stock of Boatracs in accordance with the form of option agreement attached hereto as Exhibit A.


     4. Benefits. Employee shall be entitled to the following benefits from the Effective Date to the expiration of the term of this Agreement:

          4.1. Twenty (20) business days paid vacation for each one-year period during the term of this Agreement (prorated for any partial year), to be taken at such times that are consistent with Employee's performance of Employee's duties under this Agreement.

          4.2. Reimbursement for reasonable expenses, including reasonable and customary automobile expenses, incurred in the proper performance of Employee's duties under this Agreement and in accordance with the Company's policy.

          4.3. Inclusion in the Company's medical plan for the Company's other employees.

          4.4. All customary and usual fringe benefits generally available to officers of Enerdyne or Boatracs with comparable levels of responsibility. Notwithstanding the preceding sentence, Enerdyne reserves the right to change or terminate the fringe benefits on a prospective basis, at any time, effective upon delivery of 5 days written notice to Employee. Upon Employee's termination of employment under this Agreement for any reason, Employee shall be entitled only to receive fringe benefits prorated to the date of termination..

     5. Termination. This Agreement shall terminate on the earlier of (a) the second anniversary of the Effective Date, or
(b) the termination of Employee's service as an employee of the Company. In addition, at any time that Good Cause (as defined below) exists or has arisen, the Company may, at its election, terminate this Agreement upon 3 days written notice. For purposes of this Agreement, "Good Cause" shall mean the existence or occurrence of any of the following:

          5.1. Any neglect or breach of duty by Employee, or any failure by Employee to perform, to the reasonable satisfaction of the board of directors of the Company, such duties as may be delegated to Employee by the Company from time to time.

          5.2.  If Employee is convicted of a felony.

          5.3. If Employee commits theft, larceny, embezzlement, fraud, any acts of dishonesty, illegality, moral turpitude or gross mismanagement, as determined in good faith by the board of directors of the Company, whose determination shall be final and binding.

          5.4. If Employee otherwise materially and repeatedly breaches any provision of this Agreement.

          5.5. If Employee becomes materially disabled to such an extent that Employee is precluded from performing the duties set forth in this Agreement for a period of six (6) months or more.

     6. Representations and Warranties. Employee hereby represents and warrants that as of the Execution Date: (a) this Agreement will not cause or require Employee to breach any obligation to, or agreement or confidence with, any other person;
(b) except as disclosed in writing by Employee to the Company prior to the execution of this Agreement, Employee is not representing, or otherwise affiliated in any capacity with, any other lines of products, manufacturers or vendors; and (c) Employee has not been induced to enter into this Agreement by any promise or representation other than as expressly set forth in this Agreement.

     7. Confidentiality. Employee hereby acknowledges that the Company has made (or may make) available to Employee certain customer lists, product design information, performance standards and other confidential and/or proprietary information of the Company or licensed to the Company, including without limitation trade secrets, copyrighted materials and/or financial information of the Company (or any of its affiliates) including without limitation financial statements, reports and data (collectively, the "Confidential Material"). Except as essential to Employee's obligations under this Agreement, neither Employee nor any agent, employee, officer, or independent contractor of or retained by Employee shall make any disclosure of the Confidential Material. Unless the terms of this Agreement have been publicly disclosed by the Company or Boatracs, neither Employee nor any agent of Employee shall make any disclosure of this Agreement or its terms except a description of the term of this Agreement or disclosure to obtain tax or legal advice. Except as essential to Employee's obligations under this Agreement, neither Employee nor any agent, employee, officer, or independent contractor of or retained by Employee shall make any duplication or other copy of any of the Confidential Material. Immediately upon request from the Company, Employee shall return to the Company all Confidential Material. Employee shall notify each person to whom any disclosure is made that such disclosure is made in confidence, that the Confidential Material shall be kept in confidence by such person, and that such person shall be bound by the provisions of this Paragraph.

     8. Proprietary Information. For purposes of this Agreement, "Proprietary Information" shall mean any information, observation, data, written material, record, document, computer program, software, firmware, invention, discovery, improvement, development, tool, machine, apparatus, appliance, design, promotional idea, customer list, practice, process, formula, method, technique, trade secret, product and/or research related to the actual or anticipated (as demonstrated by contemporaneous written evidence) research, development, products, organization, business or finances of the Company (or any of its affiliates). As used in this Section 8, "Proprietary Information" does not include (a) any invention or intellectual property that qualifies fully under the provisions of California Labor Code Section 2870 or any similar or successor statute or (b) any invention or intellectual property relating to the technologies set forth on Exhibit B (subject to the conditions set forth therein). All right, title and interest of every kind and nature whatsoever in and to the Proprietary Information made, discussed, developed, secured, obtained or learned by Employee during the term of this Agreement, or the 60-day period immediately following termination of this Agreement, shall be the sole and exclusive property of the Company for any purposes or uses whatsoever, and shall be disclosed promptly by Employee to the Company. The covenants set forth in the preceding sentence shall apply regardless of whether any Proprietary Information is made, discovered, developed, secured, obtained or learned (a) solely or jointly with others,
(b) during the usual hours of work or otherwise, (c) at the request and upon the suggestion of the Company or otherwise, or
(d) with the Company's materials, tools, instruments or on the Company's premises or otherwise. All Proprietary Information developed, created, invented, devised, conceived or discovered by Employee that are subject to copyright protection are explicitly considered by Employee and the Company to be works made for hire to the extent permitted by law. Employee hereby assigns to the Company all of Employee's right, title and interest in and to the Proprietary Information. Employee hereby forever fully releases and discharges the Company, any affiliates of the Company and their respective officers, directors and employees, from and against any and all claims, demands, damages, liabilities, costs and expenses of Employee arising out of, or relating to, any Proprietary Information. Employee shall execute any documents and take any action the Company may deem necessary or appropriate to effectuate the provisions of this Agreement, including without limitation assisting the Company in obtaining and/or maintaining patents, copyrights or similar rights to any Proprietary Information assigned to the Company, if the Company, in its sole discretion, requests such assistance. Employee shall comply with any reasonable rules established from time to time by the Company for the protection of the confidentiality of any Proprietary Information. Employee irrevocably appoints the Chief Financial Officer of the Company to act as Employee's agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights and similar rights to any Proprietary Information assigned by Employee to the Company under this Agreement if (a) Employee refuses to perform those acts, or
(b) is unavailable, within the meaning of any applicable laws. Employee acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Employee. Employee shall promptly disclose to the Company, in confidence (a) all Proprietary Information that Employee creates during the term of this Agreement, and (b) all patent applications filed by Employee within one year after termination of this Agreement. Any application for a patent, copyright registration or similar right filed by Employee within one year after termination of this Agreement shall be presumed not to relate to Proprietary Information created by Employee during the term of this Agreement, unless Company can prove otherwise. Nothing contained in this Agreement shall be construed to preclude the Company from exercising all of its rights and privileges as sole and exclusive owner of all of the Proprietary Information owned by or assigned to the Company under this Agreement. The Company, in exercising such rights and privileges with respect to any particular item of Proprietary Information, may decide not to file any patent application or any copyright registration on such Proprietary Information, may decide to maintain such Proprietary Information as secret and confidential, or may decide to abandon such Proprietary Information or dedicate it to the public. Employee shall have no authority to exercise any rights or privileges with respect to the Proprietary Information owned by or assigned to the Company under this Agreement.

     9. Right of First Negotiations. For purposes of this Agreement, "Qualified Information" shall mean any information, observation, data, written material, record, document, computer program, software, firmware, invention, discovery, improvement, development, tool, machine, apparatus, appliance, design, promotional idea, customer list, practice, process, formula, method, technique, trade secret, product and/or research that (a)
(i) qualifies fully under the provisions of California Labor Code
Section 2870 or (ii) relates to the technologies set forth on Exhibit B hereto (subject to the conditions set forth therein) and (b) is made, discussed or developed by Employee during the term of this Agreement or the 60-day period immediately following termination of this Agreement. The Company shall have a right of first negotiation to commercially manufacture, sell or exploit any Qualified Information. Employee agrees that before undertaking to commercially manufacture, sell, license or assign any such Qualified Information that Employee shall notify Company in writing of Employee's intention regarding such Qualified Information, describing the Qualified Information in question and the proposed terms and conditions of the manufacture, sale, license or assignment (the "Notice"). Employee shall provide such information or documents to the Company which are in Employee's possession and which the Company reasonably requests in order to assess Qualified Information. The Company shall have a period of 30 days following the receipt of the Notice to determine whether it has an interest in acquiring rights in or to the Qualified Information. In the event that the Company determines that it has no such interest, the Company shall provide a written statement to Employee to that effect on or before the 30th day after receipt of the Notice, and thereafter the provisions of this Section 9 shall no longer apply to the Qualified Information described to the Company (including any improvements and any subsequent invention derived therefrom). In the event that the Company determines that it does have an interest acquiring the rights to the Qualified Information, it shall provide a written statement to Employee to that effect on or before the 30th day after receipt of the Notice, and the Company will then have a 90 day period to negotiate with Employee the terms of a definitive agreement regarding such Qualified Information. During such 90 day negotiation period, Employee and the Company agree to negotiate with each other in good faith. In the event that the parties cannot enter into a definitive agreement, then following the expiration of such 90 day negotiation period the provisions of this Section 9 shall no longer apply to the Qualified Information Employee described to the Company (including any improvements and any subsequent invention described therefrom).

     10. Business Opportunities. Nothing in this Agreement is intended to affect any common law obligations or any duties of Employee as a director or officer of the Company to offer a project, investment, venture, business or other opportunity (an "Opportunity") to the Company or to use good-faith efforts to cause the Company to have the opportunity to invest in or participate in such Opportunity.

     11. Successors and Assigns. The rights and obligations of Enerdyne under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Enerdyne. Employee shall not be entitled to assign any of Employee' rights or obligations under this Agreement.

     12.    Survival.    The  representations,   warranties   and
covenants of Employee in this Agreement (including those set forth in Sections 6, 7, 8 and 9) shall survive any termination of this Agreement.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     14. Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

     15. Venue and Jurisdiction. For purposes of venue and jurisdiction, this Agreement shall be deemed made and to be performed in the City of San Diego, California.

     16.   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

     17.    Time  of  Essence.   Time  and  strict  and  punctual
performance are of the essence with respect to each provision of this Agreement.

     18. Attorney's Fees. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party(ies) against any other party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Agreement, the prevailing party(ies) in such Proceeding shall be entitled to recover from the unsuccessful party(ies) all costs, expenses, and actual attorney's fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

     19. Modification. This Agreement may be modified only by a contract in writing executed by the party(ies) to this Agreement against whom enforcement of such modification is sought.

     20. Headings. The headings of the Paragraphs of this Agreement have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Agreement, or be used in any manner in the interpretation of this Agreement.

     21. Prior Understandings. This Agreement contains the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such parties' agreement with respect to such terms as are included in this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

     22. Interpretation. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

     23. Partial Invalidity. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Agreement.

     24. Notices. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at its address as set forth above in the introductory Paragraph of this Agreement. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Any party to this Agreement may give a notice of a change of its address to the other party(ies) to this Agreement.

     25. Drafting Ambiguities. Each party to this Agreement has reviewed and revised this Agreement. Each party to this Agreement has had the opportunity to have such party's legal counsel review and revise this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.




ENERDYNE TECHNOLOGIES, INC., a California corporation



By:  /S/ JON GILBERT



/s/ SCOTT T. BODEN
Scott T. Boden